  EXHIBIT 99.1

Crexendo Announces Third Quarter 2021 Results

PHOENIX, AZ—(Marketwired – November 9, 2021)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States. Today, the Company reported financial results for the third quarter ended September 30, 2021.

Third Quarter Financial highlights:

•	Total revenue increased 113% year-over-year to $8.8 million.
•	Non-GAAP net income of $800,000 and GAAP net loss of $(125,000).

Financial Results for the Third Quarter of 2021

Consolidated total revenue for the third quarter of 2021 increased 113% to $8.8 million compared to $4.1 million for the third quarter of 2020.

Consolidated service revenue for the third quarter of 2021 increased 18% to $4.3 million compared to $3.7 million for the third quarter of 2020.

Consolidated software solutions revenue for the third quarter of 2021 of $3.8 million compared to $0 for the third quarter of 2020.

Consolidated product revenue for the third quarter of 2021 increased 43% to $701,000 compared to $489,000 for the third quarter of 2020.

Consolidated operating expenses for the third quarter of 2021 increased 120% to $8.8 million compared to $4.0 million for the third quarter of 2020. Acquisitions contributed $3.5 million of the additional operating expenses.

The Company reported net loss of $(125,000) for the third quarter of 2021, or $(0.01) loss per basic and diluted common share, compared to $131,000 of net income, or $0.01 per basic and diluted common share for the third quarter of 2020.

Non-GAAP net income of $800,000 for the third quarter of 2021, or $0.04 per basic common share and $0.03 per diluted common share, compared to a non-GAAP net income of $290,000 or $0.02 per basic and diluted common share for the third quarter of 2020.

EBITDA for the third quarter of 2021 increased to $622,000, compared to $212,000 for the third quarter of 2020. Adjusted EBITDA for the third quarter of 2021 increased to $1.04 million, compared to $348,000 for the third quarter of 2020.

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Financial Results for the nine months ended September 30, 2021

Consolidated total revenue for the nine months ended September 30, 2021 increased 58% to $19.1 million compared to $12.1 million for the nine months ended September 30, 2020.

Consolidated service revenue for the nine months ended September 30, 2021 increased 19% to $12.8 million compared to $10.7 million for the nine months ended September 30, 2020.

Consolidated software solutions revenue for the nine months ended September 30, 2021 of $4.8 million compared to $0 for the nine months ended September 30, 2020. Software solutions revenue represents revenue from the NetSapiens business combination from the acquisition date of June 1, 2021.

Consolidated product revenue for the nine months ended September 30, 2021 increased 15% to $1.5 million compared to $1.3 million for the nine months ended September 30, 2020.

Consolidated operating expenses for the nine months ended September 30, 2021 increased 89% to $21.1 million compared to $11.2 million for the nine months ended September 30, 2020. Acquisitions contributed $4.8 million of the additional operating expenses. Additionally, during the nine months ended September 30, 2021, we incurred $1.1 million of acquisition related general and administrative expenses.

The Company reported a net loss of $(1.8) million for the nine months ended September 30, 2021, or a $(0.09) loss per basic and diluted common share, compared to $779,000 net income, or $0.05 per basic and diluted common share for the nine months ended September 30, 2020.

Non-GAAP net income of $1.1 million for the nine months ended September 30, 2021, or $0.06 per basic common share and $0.05 per diluted common share, compared to a non-GAAP net income of $1.2 million or $0.08 per basic common share and $0.07 per diluted common share for the nine months ended September 30, 2020.

EBITDA for the nine months ended September 30, 2021 decreased to a $(1.1) million loss, compared to $1.1 million in earnings for the nine months ended September 30, 2020. Adjusted EBITDA for the nine months ended September 30, 2021 decreased to $1.1 million, compared to $1.4 million for the nine months ended September 30, 2020.

Total cash, cash equivalents, and restricted cash at September 30, 2021 was $7.7 million compared to $17.7 million at December 31, 2020.

Cash used for operating activities for the nine months ended September 30, 2021 of $(473,000) compared to $423,000 provided by operating activities for the nine months ended September 30, 2020. Cash used for investing activities for the nine months ended September 30, 2021 of $(10.6) million compared to $(921,000) used for the nine months ended September 30, 2020. Cash provided by financing activities for the nine months ended September 30, 2021 of $1.1 million compared to $11.7 million for the nine months ended September 30, 2020.

Steven G. Mihaylo, Chief Executive Officer commented, "This was an excellent quarter, and a testament to the incredible work undertaken by the entire team. The results exceeded my expectations. Consolidated total revenue increasing by 113% for the third quarter is a remarkable number. Our record revenue of $8.8 million for the quarter is highly impressive. Our Non-GAAP net income of $800,000 for the quarter, or $0.04 per basic common share and $.03 per diluted common share shows we are executing exceptionally well. While I am pleased that we had pre-tax profitability this quarter it does not change the business will be managed primarily by monitoring cash flows from operations, non-GAAP income, EBITDA and adjusted EBITDA as we still have large GAAP expense due to intangible asset amortization costs from the merger, and other investments made in the business.”

Mihaylo added, “We continue to execute our plans with precision. Over the last several years we have met every milestone we committed to including achieving profitability, organically up-listing to Nasdaq, being able to complete an offering and making a major accretive acquisition. We have done this without mortgaging the future of the Company or making risky gambles. We are meticulous in our planning and are still prioritizing increasing operational efficiencies across both NetSapiens and Crexendo. The teams are working closely together, we are targeting efficiencies and cross reporting to best use the teams to support both the NetSapiens Partners/Licensees and the Crexendo Partners and end-user customers.”

“The acquisition has already provided many benefits outside of the financial results. We are actively migrating customers to the Crexendo VIP platform which uses the best of the NetSapiens award winning platform and the Crexendo Ride the Cloud© award winning benefits, this will provide better service and reduce costs. The NetSapiens team is working with the Crexendo engineering team, whose backgrounds have focused on maximizing customer experience, to help  provide additional benefits and enhancements to the entire NetSapiens community. I am thrilled by our progress and even more excited about our future. We will continue to grow the business organically and with appropriate accretive acquisitions. We work every day to increase shareholder value, to make this a better company and to improve the experience for our constituencies. I know this will be an exciting time for our shareholders, our employees, Crexendo Partners and end-user customers and the entire NetSapiens Partners/Licensees.”

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Doug Gaylor, President and Chief Operating Officer, stated, "I want to take this opportunity to thank every member of the combined team, without their hard work and commitment to making this merger work we could not have achieved these strong results. Every single one of us work tirelessly every day to maximize efficiencies, to increase shareholder value and to make the best experience possible for the NetSapiens Partners/Licensees and the Crexendo Partners and end-user customers.  The teams worked together effectively on the highly successful NetSapiens User Group Meeting which occurred in October and afforded the Crexendo team the opportunity to meet a large number of the Partners/Licensees and understand their needs and concerns. This week we have most of the NetSapiens executive management team here in Phoenix working with the Crexendo team as we continue to learn from each other and work daily to improve the combined company. I am confident that this quarter’s results will be just the first of many results that will impress our shareholders, our employees, and our customers."

Conference Call

The Company is hosting a conference call today, November 9, 2021 at 4:30 PM EST. The dial-in number for domestic participants is 877-545-0320 and 973-528-0002 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference Crexendo earnings call. A replay of the call will be available until November 16, 2021 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 43421.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, video conferencing and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) believing this was an excellent quarter with results exceeded expectations; (ii) believing consolidated total revenue increasing by 113% is a remarkable number and revenue of $8.8 million being highly impressive; (iii) believing  Non-GAAP net income shows it is executing exceptionally well; (iv) believing that  the business should be managed primarily by monitoring cash flows from operations, non-GAAP income, EBITDA and adjusted EBITDA; (v) believing it continues to execute  plans with precision; (vi) believing it has met every milestone  committed to including achieving profitability, organically up-listing to Nasdaq, being able to complete an offering and making a major accretive acquisition and done so without mortgaging the future of the Company or making risky gambles; (vii) believing it is meticulous in  planning and prioritizing increasing operational efficiencies across both NetSapiens and Crexendo with the teams targeting efficiencies and cross reporting to best use the teams to support both the NetSapiens and Crexendo Partners and end-users; (viii) believing the acquisition has already provided many benefits outside of the financial results including  migrating customers to the Crexendo VIP platform which will provide better service and reduce costs and NetSapiens team  working with the Crexendo engineering team providing additional benefits and enhancements to the entire NetSapiens community; (ix) being thrilled by its progress and even more excited about its future while  continuing to grow the business organically and with appropriate accretive acquisitions; (x) working every day to increase shareholder value, to make this a better company and to improve the experience for our constituencies with believing this this will be an exciting time for  shareholders,  employees, Crexendo and NetSapiens; (xi) believing every  one works tirelessly every day to maximize efficiencies, to increase shareholder value and to make the best experience possible for the NetSapiens Partners/Licensees and the Crexendo Partners and enduser customers and  (xii) being confident that this quarter’s results will be just the first of many results that will impress our shareholders, our employees, and customers.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2020, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor

President and Chief Operating Officer
602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$7,701	$17,579
Restricted cash	-	100
Trade receivables, net of allowance for doubtful accounts of $40 as of September 30, 2021 and $21 as of December 31, 2020	1,280	538
Contract assets	209	159
Inventories	479	504
Equipment financing receivables	324	286
Contract costs	519	421
Prepaid expenses	650	190
Income tax receivable	11	4
Total current assets	11,173	19,781

Long-term trade receivables, net of allowance for doubtful accounts of $0 as of September 30, 2021 and $0 as of December 31, 2020	27	-
Long-term equipment financing receivables, net	837	906
Property and equipment, net	3,059	2,734
Deferred income tax assets, net	8,883	6,054
Operating lease right-of-use assets	732	1
Intangible assets, net	23,237	252
Goodwill	28,129	272
Contract costs, net of current portion	696	549
Income tax receivable, net of current portion	256	-
Other long-term assets	287	156
Total Assets	$77,316	$30,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$624	$56
Accrued expenses	4,351	1,628
Finance leases	130	29
Notes payable	73	71
Operating lease liabilities	490	1
Contingent consideration	746	-
Contract liabilities	1,831	778
Total current liabilities	8,245	2,563

Contract liabilities, net of current portion	1,053	450
Finance leases, net of current portion	237	55
Notes payable, net of current portion	1,818	1,873
Operating lease liabilities, net of current portion	269	-
Total liabilities	11,622	4,941

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 21,667,628 shares issued and outstanding as of September 30, 2021 and 17,983,177 shares issued and outstanding as of December 31, 2020	22	18
Additional paid-in capital	117,593	75,834
Accumulated deficit	(51,931)	(50,088)
Accumulated other comprehensive income	10	-
Total stockholders' equity	65,694	25,764

Total Liabilities and Stockholders' Equity	$77,316	$30,705

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Service revenue	$4,325	$3,654	$12,791	$10,747
Software solutions revenue	3,784	-	4,796	-
Product revenue	701	489	1,509	1,317
Total revenue	8,810	4,143	19,096	12,064

Operating expenses:
Cost of service revenue	1,210	946	3,816	2,824
Cost of software solutions revenue	1,675	-	2,201	-
Cost of product revenue	461	314	972	797
Selling and marketing	2,070	1,051	5,106	3,151
General and administrative	2,983	1,351	7,918	3,585
Research and development	358	326	1,096	840
Total operating expenses	8,757	3,988	21,109	11,197

Income/(loss) from operations	53	155	(2,013)	867

Other income/(expense):
Interest income	-	1	1	3
Interest expense	(24)	(23)	(64)	(54)
Other income/(expense), net	(17)	1	(14)	(28)
Total other income/(expense), net	(41)	(21)	(77)	(79)

Income/(loss) before income tax	12	134	(2,090)	788

Income tax benefit/(provision)	(137)	(3)	247	(9)

Net income/(loss)	$(125)	$131	$(1,843)	$779

Earnings/(loss) per common share:
Basic	$(0.01)	$0.01	$(0.09)	$0.05
Diluted	$(0.01)	$0.01	$(0.09)	$0.05

Weighted-average common shares outstanding:
Basic	21,596,415	15,244,804	19,757,658	15,058,192
Diluted	21,596,415	17,249,035	19,757,658	16,793,896

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(1,843)	$779
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	931	197
Share-based compensation	1,150	377
Non-cash operating lease amortization	(4)	-
Changes in assets and liabilities:
Trade receivables	199	(248)
Contract assets	(50)	(72)
Equipment financing receivables	31	(395)
Inventories	37	119
Contract costs	(245)	(100)
Prepaid expenses	(384)	(191)
Income tax receivable	(263)	4
Other assets	335	(46)
Accounts payable and accrued expenses	228	(25)
Income tax payable	-	5
Contract liabilities	(595)	19
Net cash provided by/(used for) operating activities	(473)	423
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(91)	(745)
Acquisitions of assets and businesses, net of cash received	(10,505)	(176)
Net cash used for investing activities	(10,596)	(921)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	-	(54)
Repayments made on finance leases	(71)	(22)
Proceeds from notes payable	-	1,001
Repayments made on notes payable	(53)	(39)
Proceeds from exercise of options	1,365	2,007
Taxes paid on the net settlement of stock options and RSUs	(160)	-
Proceeds from issuance of common stock in connection with an offering	-	8,778
Net cash provided by financing activities	1,081	11,671
Effect of exchange rate changes on cash	10	-
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(9,978)	11,173
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	17,679	4,280
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$7,701	$15,453
Cash used during the year for:
Income taxes, net	$(15)	$-
Interest expense	$(64)	$(54)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of Centric Telecom	$346	$-
Contingent consideration related to the acquisition of Centric Telecom	$746	$-
Stock issued in connection with the merger with NetSapiens	$16,942	$-
Stock options issued in connection with the merger with NetSapiens	$22,120	$-
Property and equipment financed through finance leases	$273	$-
Prepaid assets financed through finance leases	$14	$-
Purchase of property and equipment with a note payable	$-	$2,000
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$-	$(121)

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Cloud telecommunications services	$5,026	$4,143	$14,300	$12,064
Software solutions	3,784	-	4,796	-
Consolidated revenue	8,810	4,143	19,096	12,064

Income/(loss) from operations:
Cloud telecommunications services	(253)	155	(2,004)	867
Software solutions	306	-	(9)	-
Total operating income/(loss)	53	155	(2,013)	867
Other income/(expense), net:
Cloud telecommunications services	(22)	(21)	(58)	(79)
Software solutions	(19)	-	(19)	-
Total other income/(expense), net	(41)	(21)	(77)	(79)
Income/(loss) before income tax provision:
Cloud telecommunications services	(275)	134	(2,062)	788
Software solutions	287	-	(28)	-
Income/(loss) before income tax provision	$12	$134	$(2,090)	$788

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Use of Non-GAAP Financial Measures

            To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

            In our November 9, 2021 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	they do not reflect income taxes or the cash requirements for any tax payments;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

            In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except for per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
U.S. GAAP net income/(loss)	$(125)	$131	$(1,843)	$779
Share-based compensation	415	136	1,150	377
Acquisition related expenses	4	-	1,065	-
Amortization of intangible assets	506	23	773	69
Non-GAAP net income	$800	$290	$1,145	$1,225

Non-GAAP earnings per common share:
Basic	$0.04	$0.02	$0.06	$0.08
Diluted	$0.03	$0.02	$0.05	$0.07

Weighted-average common shares outstanding:
Basic	21,596,415	15,244,804	19,757,658	15,058,192
Diluted	26,196,240	17,249,035	22,481,104	17,249,035

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
U.S. GAAP net income/(loss)	$(125)	$131	$(1,843)	$779
Depreciation and amortization	569	57	931	197
Interest expense	24	23	64	54
Interest and other expense/(income)	17	(2)	13	25
Income tax provision/(benefit)	137	3	(247)	9
EBITDA	622	212	(1,082)	1,064
Acquisition related expenses	4	-	1,065	-
Share-based compensation	415	136	1,150	377
Adjusted EBITDA	$1,041	$348	$1,133	$1,441

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